Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137999) pertaining to the 2006 Equity Incentive Plan, 2005 Stock Plan, 1998 Stock Plan and 2004 Stock Plan for eHealth China of eHealth, Inc., of our report dated March 2, 2007, with respect to the consolidated financial statements of eHealth, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/    ERNST & YOUNG LLP

Palo Alto, California

March 19, 2007